FORM 4 JOINT FILER INFORMATION					Exhibit 99

Names:            Fox Paine & Company, LLC
			Fox Paine Capital, LLC
			Fox Paine Capital Fund, L.P.
			FPC Investors, L.P.
			WJ Coinvestment Fund I, LLC
			WJ Coinvestment Fund III, LLC
			WJ Coinvestment Fund IV, LLC
Address:         	950 Tower Lane, Suite 1150 Foster City, CA 94404

Designated Filer:   Fox Paine & Company, LLC

Issuer and Ticker Symbol: WJ Communications, Inc. (WJCI)

Date of Event Requiring Statement:  1/28/04

Signature: By: Amy W. Recchio as Attorney-in-Fact